Exhibit 99.1

AMERICAN RAILCAR INDUSTRIES, INC.
100 Clark Street, St. Charles, Missouri 63301
www.americanrailcar.com
PRESS RELEASE

FOR IMMEDIATE RELEASE: JANUARY 30, 2013	CONTACT:	Dale C. Davies
Michael Obertop
636.940.6000

AMERICAN RAILCAR INDUSTRIES, INC. ANNOUNCES

REDEMPTION OF REMAINING 7.5% SENIOR NOTES DUE 2014

St. Charles, MO, January 30, 2013 – American Railcar Industries, Inc. (ARI or the Company) (NASDAQ: ARII) announced today that it has delivered notice to redeem the remaining 7.5% senior notes due 2014 (the “Notes”), CUSIP No. 02916PAB9. The notice is for the full redemption of the $175.0 million aggregate principal amount owed on the Notes. The redemption price is 100% of the principal amount redeemed, plus accrued and unpaid interest thereon up to, but excluding, the redemption date. The redemption date will be March 1, 2013.

About ARI

ARI is a leading North American designer and manufacturer of hopper and tank railcars. ARI and its subsidiaries lease railcars manufactured by the Company to certain markets. In addition, ARI repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services. More information about American Railcar Industries, Inc. is available on its website at www.americanrailcar.com.

Forward Looking Statement Disclaimer

This press release contains certain forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such forward-looking statements include all statements other than statements of historical fact, and all statements regarding the full redemption of the Notes, including statements regarding the anticipated benefits of the full redemption. The Company’s Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2011, subsequent quarterly reports on Form 10-Q and other subsequent filings with the Securities and Exchange Commission identify important risks and other factors that could cause actual results to differ materially from those contained in the Company’s projections, estimates and forward-looking statements.